SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
June 30, 2010

Date of Report (Date of Earliest Event Reported)
FIRST POTOMAC REALTY TRUST

(Exact Name of Registrant as Specified in Its Charter)

Maryland	001-31824	37-1470730

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
7600 Wisconsin Avenue
Bethesda, Maryland 20814

(Address of Principal Executive Offices) (Zip Code)
(301) 986-9200

(Registrant’s Telephone Number, Including Area Code)
N/A

(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule l4a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule l4d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule l3e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.
     Real Estate Acquisition and Entry Into Mortgage Loan
     On June 30, 2010, FP 500 First Street, LLC, a wholly-owned subsidiary of First Potomac Realty Investment Limited Partnership, the operating partnership (the “Operating Partnership”) of First Potomac Realty Trust (the “Company”), purchased 500 First Street, NW, a nine-story, Class A office building in Washington, D.C., for a purchase price of $67.8 million (the “Acquisition”). The Company financed the Acquisition in part with a non-recourse mortgage loan (the “Mortgage Loan”) among FP 500 First Street, LLC (the “Borrower”), Hartford Life Insurance Company and Hartford Life and Accident Insurance Company, as the lenders (the “Lenders”). The Mortgage Loan is for a principal amount of $39.0 million, has a fixed interest rate of 5.72% and matures on July 1, 2020. Under certain circumstances upon an event of default by the Borrower (including failure to timely make payments of principal and interest), the Lenders have the right to declare the principal, accrued interest and other obligations of the Borrower under the Mortgage Loan to be immediately due and payable.
     On June 30, 2010, the Company issued a press release announcing the Acquisition. A copy of the press release is filed herewith as Exhibit 99.1.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description
99.1	Press release issued by the Company on June 30, 2010 related to the Acquisition.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST POTOMAC REALTY TRUST
July 6, 2010	/s/ Joel F. Bonder
Joel F. Bonder
Executive Vice President and General Counsel

EXHIBIT INDEX
(d) Exhibits.

Exhibit No.	Description
99.1	Press release issued by the Company on June 30, 2010 related to the Acquisition.